Rule 424(b)(2)
File No. 333-282710

PROSPECTUS

The Bank of New York Mellon Corporation

$40,000,000,000

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as “BNY,” the “Company” or “we”), may offer and sell from time to time, in one or more series, up to $40,000,000,000, or the equivalent thereof in any other currency, of the securities listed above.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. The supplement may also add to, update or change information contained in this prospectus. The prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

To read about certain important factors you should consider in making an investment decision, see “Risk Factors” on page 5 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBT SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 9, 2024.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on The Bank of New York Mellon Corporation (“BNY” or the “Company”). The Company has its principal offices at 240 Greenwich Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company has filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure, the Company may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units, including the Euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company directly or through dealers or agents designated from time to time, who may be affiliates of the Company. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or are in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports incorporated by reference and filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, except as noted below):

•

Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024 (our “Form 10-K”) (including information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A of our 2024 Annual Meeting of Shareholders, filed on February 29, 2024) (SEC File No. 001-35651);

•

Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, filed on May 3, 2024, for the three months ended June 30, 2024, filed on August  2, 2024 and for the three months ended September 30, 2024, filed on November 1, 2024 (SEC File No. 001-35651);

•	Our Current Reports on Form 8-K, dated January 12, 2024 (only those portions filed and not furnished), March 4, 2024 (filed on March 5, 2024), March 14, 2024, March 26, 2024, April 9, 2024 (filed on

April 10, 2024), April  16, 2024 (only those portions filed and not furnished), June 12, 2024 (filed on June  18, 2024), June 28, 2024, July 12, 2024 (only those portions filed and not furnished), July  22, 2024, October  11, 2024 (only those portions filed and not furnished), November  20, 2024 and December 5, 2024 (SEC File No. 001-35651);

•

The description of The Bank of New York Mellon Corporation common stock contained in the joint proxy statement prospectus included in the Registration Statement of The Bank of New York Mellon Corporation on Form S-4 (File No. 333-140863) as filed with the SEC on February 23, 2007, and amended by Amendment No. 1 on April 2, 2007 and Amendment No. 2 on April 17, 2007, as that description may be updated from time to time; and

•

Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing, emailing or telephoning us at the following address:

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, New York 10286

Attention: Office of the Secretary

Email: CorporateSecretary@bny.com

Telephone: (212) 495-1784

THE COMPANY

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BK), is a global financial services company that manages and services assets for financial institutions, corporations and individual investors in 35 countries. BNY has three business segments, Securities Services, Market and Wealth Services and Investment and Wealth Management, which offer a comprehensive set of capabilities and deep expertise across the investment lifecycle, enabling the Company to provide solutions to buy-side and sell-side market participants, as well as leading institutional and wealth management clients globally. As of September 30, 2024, BNY had $52.1 trillion in assets under custody and/or administration, and $2.1 trillion in assets under management. “BNY” is the corporate brand of The Bank of New York Mellon Corporation.

The Company is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve Board.

Our principal executive office is located at 240 Greenwich Street, New York, New York 10286, telephone number: (212) 495-1784. Our website is http://www.bnymellon.com. Information on our website does not constitute part of, and is not incorporated by reference into, this prospectus or any prospectus supplement.

Unless the context requires otherwise (for example, in the descriptions of securities), when we refer to “we”, “our” or “us” in this prospectus we mean BNY and its consolidated subsidiaries.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors relating to our business contained in Part I, Item 1A of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K. Our Form 10-K and certain portions of the 2023 Annual Report to Shareholders are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of our Form 10-K and the 2023 Annual Report to Shareholders. Additional risks related to our securities may also be described in a prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements relating to future results of BNY that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “aspiration,” “objective,” “momentum”, “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements in this prospectus and the documents incorporated by reference herein.

These statements include all statements about the usefulness of Non-GAAP measures, the future results of BNY, our businesses, financial, liquidity and capital condition, results of operations, liquidity, risk and capital management and processes, goals, strategies, outlook, objectives, expectations (including those regarding our performance results, expenses, nonperforming assets, products, impacts of currency fluctuations, impacts of securities portfolio repositioning, deposits, impacts of trends on our businesses, regulatory, technology, market, economic or accounting developments and the impacts of such developments on our businesses, legal proceedings and other contingencies), human capital management (including related ambitions, objectives, aims and goals), effective tax rate, net interest income, estimates (including those regarding expenses, losses inherent in our credit portfolios and capital ratios), intentions (including those regarding our capital returns and expenses, including our investments in technology and pension expense), targets, opportunities, potential actions, acquisition and related integration activity, growth and initiatives.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of BNY (including those incorporated by reference in this prospectus), are not guarantees of future results or occurrences, are inherently uncertain and are based upon beliefs and expectations of future events at the time in which such statements are made, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements in this manner, we are alerting investors to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors (some of which are beyond BNY’s control), including those factors described in “Risk Factors” in Part I, Item 1A of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, which is incorporated by reference in this prospectus. Actual results may differ materially from those expressed or implied as a result of a number of factors, such as:

•	errors or delays in our operational and transaction processing, or those of third parties, may materially adversely affect our business, financial condition, results of operations and reputation;

•

our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for losses and any inadequacy or lapse in our risk management framework, models and processes could expose us to unexpected losses that could materially adversely affect our results of operations or financial condition;

•

a communications or technology disruption or failure within our infrastructure or the infrastructure of third parties that results in a loss of information, delays our ability to access information or impacts our ability to provide services to our clients may materially adversely affect our business, financial condition and results of operations;

•

a cybersecurity incident, or a failure in our computer systems, networks and information, or those of third parties, could result in the theft, loss, disclosure, use or alteration of information, unauthorized access to or loss of information, or system or network failures. Any such incident or failure could adversely impact our ability to conduct our businesses, damage our reputation and cause losses;

•

extensive government rulemaking, policies, regulation and supervision that impact our operations. Changes to and introduction of new rules and regulations have compelled, and in the future may compel, us to change how we manage our businesses, which could have a material adverse effect on our business, financial condition and results of operations;

•	regulatory or enforcement actions or litigation could materially adversely affect our results of operations or harm our businesses or reputation;

•	our business may be adversely affected if we are unable to attract, retain, develop and motivate employees;

•	a failure or circumvention of our controls, policies and procedures could have a material adverse effect on our business, financial condition, results of operations and reputation;

•	weakness and volatility in financial markets and the economy generally may materially adversely affect our business, financial condition and results of operations;

•

we are dependent on fee-based business for a substantial majority of our revenue and our fee-based revenues could be adversely affected by slowing market activity, weak financial markets, underperformance and/or negative trends in savings rates or in investment preferences;

•	levels of and changes in interest rates have impacted, and will in the future continue to impact our profitability and capital levels, at times adversely;

•	we have experienced, and may continue to experience, unrealized or realized losses on securities related to volatile and illiquid market conditions, reducing our capital levels and/or earnings;

•	reform of interest rate benchmarks and the use of alternative reference rates by us and our clients could adversely affect our business, financial condition and results of operations;

•

failure or perceived weakness of any of our significant clients or counterparties, many of whom are major financial institutions or sovereign entities, and our assumption of credit, counterparty and concentration risk, could expose us to credit losses and adversely affect our business;

•	we could incur losses if our allowance for credit losses, including loan and lending-related commitment reserves, is inadequate or if our expectations of future economic conditions deteriorate;

•	our business, financial condition and results of operations could be adversely affected if we do not effectively manage our liquidity;

•

failure to satisfy regulatory standards, including “well capitalized” and “well managed” status or capital adequacy and liquidity rules more generally, could result in limitations on our activities and adversely affect our business and financial condition;

•

the Company is a non-operating holding company, and as a result, is dependent on dividends from its subsidiaries and extensions of credit from its intermediate holding company to meet its obligations, including with respect to its securities, and to provide funds for share repurchases, payment of income taxes and payment of dividends to its stockholders;

•

our ability to return capital to shareholders is subject to the discretion of our board of directors (the “Board”) and may be limited by U.S. banking laws and regulations, including those governing capital and capital planning, applicable provisions of Delaware law and our failure to pay full and timely dividends on our preferred stock;

•

any material reduction in our credit ratings or the credit ratings of our principal bank subsidiaries, The Bank of New York Mellon, BNY Mellon, N.A. or The Bank of New York Mellon SA/NV, could increase the cost of funding and borrowing to us and our rated subsidiaries and have a material adverse effect on our business, financial condition and results of operations and on the value of the securities we issue;

•

the application of our Title I preferred resolution strategy or resolution under the Title II orderly liquidation authority could adversely affect the Company’s liquidity and financial condition and the Company’s security holders;

•

new lines of business, new products and services or transformational or strategic project initiatives subject us to new or additional risks, and the failure to implement these initiatives could affect our results of operations;

•	we are subject to competition in all aspects of our business, which could negatively affect our ability to maintain or increase our profitability;

•	our strategic transactions present risks and uncertainties and could have an adverse effect on our business, financial condition and results of operations;

•	our businesses may be negatively affected by adverse events, publicity, government scrutiny or other reputational harm;

•	ESG concerns, including climate change, could adversely affect our business, affect client activity levels, subject us to additional regulatory requirements and damage our reputation;

•

impacts from geopolitical events, acts of terrorism, natural disasters, the physical effects of climate change, pandemics and other similar events may have a negative impact on our business and operations;

•

tax law changes or challenges to our tax positions with respect to historical transactions may adversely affect our net income, effective tax rate and our overall results of operations and financial condition; and,

•

changes in accounting standards governing the preparation of our financial statements and future events could have a material impact on our reported financial condition, results of operations, cash flows and other financial data.

Investors should not place undue reliance on any forward-looking statement and should consider all risk factors discussed in our 2023 Annual Report to Shareholders and any subsequent reports filed with the SEC by BNY pursuant to the Exchange Act. All forward-looking statements speak only as of the date on which such statements are made, and BNY undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt; common stock repurchases and other capital distributions, such as common and preferred stock dividends; the redemption of preferred stock; investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

The Company will not receive any proceeds from the sale of any securities in connection with market-making transactions by BNY Mellon Capital Markets, LLC or any other affiliate of the Company.

DESCRIPTION OF DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company (sometimes referred to as the “Debt Securities” in this “Description of Debt Securities”) sets forth certain general terms and provisions. The particular terms of Debt Securities of any series will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the Debt Securities of the series are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which Debt Securities of the series will be issued;

•

the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the Debt Securities of the series will be payable;

•	the rate or rates per annum at which the Debt Securities of the series will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

•

if Debt Securities of the series are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•

the place or places where the principal of (and premium, if any, on) and interest, if any, on the Debt Securities of the series will be payable and the manner in which any payment may be made, if other than in accordance with the applicable procedures of the applicable depositary for Debt Securities issued in global form;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the Debt Securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

the currency, currencies, composite currency, composite currencies or currency units in which payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be payable, if other than the currency of the United States of America, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•

if the principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such series of Debt Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (or premium, if any, on) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•

the index, formula or other method, if any, with reference to which the amount of any payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be determined;

•

if the principal amount payable at the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be the principal amount of such Debt Securities as of any such date for any purpose, including the principal amount which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

the portion of the principal amount of the Debt Securities of the series that will be payable upon declaration of acceleration of the maturity thereof, if other than the entire principal amount thereof;

•

the terms, if any, relating to the issuance, payment or conversion of any Debt Securities of the series that may be converted into securities or other property other than Debt Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

•

any addition to, elimination of or other change in the Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, that apply to the Debt Securities of the series and any change in the rights of the trustee or the required holders of Debt Securities to declare the principal thereof due and payable;

•

whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the Debt Securities of the series;

•

if Debt Securities are sold for one or more foreign currencies, composite currencies, or currency units, or principal, interest or premium are payable in one or more foreign currencies, composite currencies, or currency units, the restrictions, elections, tax consequences and other information regarding the issue and one or more foreign currencies, composite currencies, or currency units;

•

if the Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities;

•

any change in the actions permitted or required to be taken by or on behalf of the holders of the Debt Securities of the series, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific Debt Securities of the series rather than or in addition to the holders of all Debt Securities of the series;

•	the remarketing or extension features, if any, of the Debt Securities of the series;

•	any addition to, elimination of or other change in the covenants that apply to the Debt Securities of the series or, in the case of Senior Debt Securities, in the definition of “Covenant Breach”; and

•	any other material terms of the Debt Securities of the series.

The terms of any Debt Security of a series may differ from the terms of other Debt Securities of the same series. The matters referenced above may be established and set forth or determined as described with respect to all or any specific Debt Securities of a series (in each case to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)).

Unless otherwise stated in a prospectus supplement, the Debt Securities of each series will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of (and premium, if any, on) and interest, if any, on the Debt Securities of any series and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Debt Indenture, dated as of February 9, 2016, between BNY and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the First Supplemental Senior Debt Indenture, dated as of January 30, 2017, as further supplemented from time to time (the “Senior Indenture”). The Senior Subordinated Debt Securities may be issued in one or more series under the Senior Subordinated Debt Indenture, dated as of February 9, 2016, between BNY and Wilmington Trust, National Association, as Trustee, as supplemented by the First Supplemental Senior Subordinated Debt Indenture, dated as of January 30, 2017, as further supplemented from time to time (the “Senior Subordinated Indenture”).

The Bank of New York Mellon, our affiliate, has been appointed as, and will act as, paying agent, authenticating agent and security registrar under each of the Senior Indenture and the Senior Subordinated Indenture, unless otherwise stated in a prospectus supplement.

The Senior Indenture and the Senior Subordinated Indenture are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. The Debt Securities of each series will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Board or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the following summaries do not purport to be complete and are qualified in their entirety by reference to the Indentures.

Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. As of September 30, 2024, indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $30.1 billion. As of September 30, 2024, no indebtedness of the Company would have ranked senior to the Senior Debt Securities. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in a prospectus supplement:

•

principal of (and premium, if any, on) and interest, if any, on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of the Company maintained for such purpose (which, as of the date of this prospectus, will be the office or agency of The Bank of New York Mellon in the Borough of Manhattan, The City of New York), except that, at the option of the Company, interest may be paid (i) by mailing a check to the address of the Person entitled thereto as it appears in the security register or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the security register in writing not less than ten business days before the interest payment date, and provided that payment on Debt Securities issued as global Debt Securities may be made pursuant to the applicable depositary’s applicable procedures (Sections 202, 305 and 1002);

•	the Debt Securities of each series will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302); and

•

we will not pay any additional amounts on the notes to compensate any holder or beneficial owner for any United States tax withheld from payments of principal or interest on the Debt Securities. (Section 1001)

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto. (Section 101)

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency, currencies, composite currency, composite currencies or currency units other than the currency of the United States of America, if the principal of (or premium, if any, on) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in any currency, currencies, composite currency, composite currencies or currency units other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities of any series, special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “—Modification of the Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any, on) and interest, if any, on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing either a default in any payment with respect to Senior Indebtedness or any event of default permitting the holders of any Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which such Senior Indebtedness would otherwise have become due and payable, or if any judicial proceeding shall be pending with respect to any such default. However, none of the foregoing will prevent the satisfaction of any sinking fund payment with respect to certain Securities, as described in the Senior Subordinated Indenture, which have been acquired prior to such default. (Article Thirteen of the Senior Subordinated Indenture)

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

Unless otherwise specified in the prospectus supplement relating to Senior Subordinated Debt Securities of a particular series offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as (a) all indebtedness and obligations of, or guaranteed or assumed by, the Company that are for borrowed money, or are evidenced by bonds, debentures, notes or other similar instruments, or are deferred obligations for the payment of the purchase price of property or assets, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, (b) obligations of the Company that are similar to those in clause (a) above and arise from off-balance sheet guarantees and direct credit substitutes, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and (c) all obligations of the Company associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and, in the case of each of clauses (a), (b) and (c) above, all amendments, renewals, extensions, modifications and refunding of such indebtedness and obligations. However, in each case Senior Indebtedness shall not include (i) the Senior Subordinated Debt Securities, (ii) the Existing Senior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture), (iii) the Existing Junior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture) and (iv) such other indebtedness of the Company as is by its terms expressly stated (A) not to be senior in right of payment to, or (B) to rank pari passu with, or (C) to rank junior in right of payment to, the Securities or the other securities referred to in clause (ii). (Section 101 of the Senior Subordinated Indenture)

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other.

As of September 30, 2024, indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $30.1 billion.

A Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company. When issued, the Senior Debt Securities will constitute Senior Indebtedness.

In addition, the Senior Subordinated Debt Securities may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into securities or other property other than Debt Securities of the same series. The provisions necessary to permit or facilitate the issuance, payment or conversion of such Debt Securities of any series will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to any Senior Debt Securities, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Senior Debt Securities under Section 1005 of the Senior Indenture (and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture for the benefit of the holders of such Senior Debt Securities) and the consequences of the occurrence of a Covenant Breach (with respect to Section 1005 of the Senior Indenture and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture), and, if applicable, any Event of Default specified pursuant to Section 501(7) of the Senior Indenture.

If applicable to Senior Subordinated Debt Securities, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Senior Subordinated Debt Securities under any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Subordinated Indenture for the benefit of the holders of such Senior Subordinated Debt Securities, the occurrence of an event specified in Section 503(c) of the Senior Subordinated Indenture (with respect to any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Subordinated Indenture), and, if applicable, pursuant to Section 501(3) of the Senior Subordinated Indenture will not result in a Default, and the provisions described under “—Subordination of Senior Subordinated Debt Securities” will cease to apply.

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of (A) money in an amount, (B) U.S. Government Obligations that, through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, (C) other obligations or arrangements as may be specified in the applicable prospectus supplement with respect to the such Debt Securities, or (D) a combination thereof, in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge (i) the principal of (and premium, if any, on) and interest, if any, on such Debt Securities to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Debt Securities on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable federal income tax law, in any such case after the date of the Applicable Indenture.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, there will not be a Covenant Breach or any Event of Default under the Senior Debt Securities and there will not be a Default under the Senior Subordinated Debt Securities with respect to the covenants or events noted in the description of covenant defeasance. (Article 13 of the Senior Indenture and Article 14 of the Senior Subordinated Indenture)

A prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default or Covenant Breach and no event which would become an Event of Default or Covenant Breach shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly or indirectly by the Company, free and clear of any security interest. (Section 1005 of the Senior Indenture) “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the Senior Indenture)

Defaults

Solely for the purposes of this section “—Defaults” and solely with respect to the Senior Debt Securities, the term “series” refers to Senior Debt Securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default for 30 days in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501)

If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of the Company) occurs with respect to the Senior Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series on behalf of the holders of all Senior Debt Securities of such series.

If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company occurs with respect to the Senior Debt Securities of any series, the principal amount of all the Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513)

The Senior Indenture defines a Covenant Breach with respect to any series of Senior Debt Securities as any one of the following events:

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series; or

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Debt Securities other than Senior Debt Securities of that series) and continuance of such default or breach for 90 days after due notice. (Section 101)

For Senior Debt Securities, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an Event of Default in respect of such Senior Debt Securities. Neither the Trustee nor any holders of such Senior Debt Securities will have any enforcement right or other remedy in respect of covenant breaches except as described below.

The Senior Subordinated Indenture

The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to Senior Subordinated Debt Securities of that series. (Section 501)

If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company occurs with respect to the Senior Subordinated Debt Securities of any series, the principal amount of all the Senior Subordinated Debt Securities of that series (or in the case of any Senior Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Subordinated Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of the Company) occurs with respect to the Senior Subordinated Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Subordinated Debt Securities of that series (or in the case of any Senior Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Subordinated Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of any series on behalf of the holders of all Senior Subordinated Debt Securities of such series. (Sections 502 and 513)

The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Subordinated Debt Securities other than Senior Subordinated Debt Securities of that series) and continuance of such default or breach for 90 days after due notice; or

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

For Senior Subordinated Debt Securities, acceleration will not be permitted for reasons other than certain events of bankruptcy, insolvency or reorganization of the Company that constitute Events of Default; neither the Trustee nor any holders of the Senior Subordinated Debt Securities will have any enforcement right or other remedy in respect of any other defaults under or breach of the Senior Subordinated Indenture or any Senior Subordinated Debt Securities except as described below. In addition, all the remedies available upon the occurrence of an Event of Default under the Senior Subordinated Indenture will be subject to the restrictions on the Senior Subordinated Debt Securities described above under “—Subordination of Senior Subordinated Debt Securities”

The Indentures

The Indentures provide that, if a default occurs with respect to Debt Securities of any series, within 90 days after the receipt by the applicable Trustee of written notice of a default, the applicable trustee will deliver to the holders of Debt Securities of that series notice of such default if uncured and not waived as and to the extent provided by the Trust Indenture Act; provided that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security of such series or payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of notice is in the best interest of the holders of the Debt Securities of such series. In addition, under the Senior Indenture, such notice shall not be given until 90 days after the occurrence of a default with respect to outstanding Senior Debt Securities of any series or breach of a covenant in the Senior Indenture (other than for a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Senior Debt Security of such series or payment of any sinking fund installment with respect to the Senior Debt Securities of such series). The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or Covenant Breach (or any event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach) or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602)

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603) The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512)

Modification of the Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things:

•	evidencing the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company;

•	adding to the covenants of the Company for the benefit of the holders of all or any Debt Securities of any series;

•

conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee, or securing the Debt Securities of any series, or providing for guarantees of the Debt Securities of any series;

•	surrendering any right or power conferred on the Company in the Applicable Indenture with respect to the Debt Securities of any series;

•

adding any additional Events of Default for the benefit of the holders of all or any Debt Securities of any series, and, under the Senior Subordinated Debt Indenture, adding additional Defaults for the benefit of all or any Senior Subordinated Debt Securities of any series;

•	adding or changing any provisions to permit or facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

•

adding to, changing or eliminating any of the provisions of the Indentures (including, without limitation, the covenants and Events of Default and Defaults (as applicable)), provided that any such addition, change or elimination shall not apply to any outstanding Debt Securities nor modify the rights of any holder of any such outstanding Debt Securities, or shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	establishing the form or terms of Debt Securities of any series;

•

evidencing and providing for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities of one or more series and adding to or changing any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee;

•	complying with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Applicable Indenture under the Trust Indenture Act;

•

adding to or changing any of the provisions of the Indentures with respect to any Debt Securities that by their terms may be converted into securities or other property other than Debt Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Debt Securities;

•	complying with the rules of any applicable depositary;

•

supplementing any of the provisions in the applicable Indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge or covenant defeasance of any Debt Securities provided, in each case, that any such action shall not adversely affect the interests of the holders of Debt Securities or any other Debt Securities in any material respect; or

•

curing an ambiguity, correcting or supplementing any provision of the Applicable Indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the Applicable Indenture, not adversely affecting the interests of the holders of record of any Debt Securities in any material respect.

In addition, modification and amendments of each Indenture may be made by the Company and the Trustee under the Applicable Indenture, with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an original issue discount Debt Security or any other Security which would be payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any, on) or interest, if any, on, any Debt Security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

•

if any Debt Security provides that the holder may require the Company to convert such Debt Security, impair such holder’s right to require conversion of such Debt Security on the terms provided therein;

•

reduce the percentage in principal amount of any outstanding Debt Securities, the consent of whose holders is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in the first ten items above and, in the case of the Senior Subordinated Indenture the eleventh item above, may be made with respect to all or any specific Debt Securities of any series with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture)

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the Indentures;

•

after giving effect to the transaction no Event of Default or Covenant Breach, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default or Covenant Breach, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801)

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person. (Section 802)

Sections 801 and 802 of the Indentures do not apply to conveyances, transfers or leases of the Company’s assets substantially as an entirety to one or more Subsidiaries.

Our Relationships with the Trustees

Deutsche Bank Trust Company Americas is the trustee under the Senior Indenture. Wilmington Trust, National Association is the trustee under the Senior Subordinated Indenture. We and certain of our subsidiaries, including The Bank of New York Mellon, maintain banking relations with the trustees in the ordinary course of business.

In addition, affiliates of Deutsche Bank Trust Company Americas have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. Such Trustee may have to resign if a default occurs with respect to the Senior Debt Securities within one year after any offering of our securities underwritten by an affiliate of such Trustee, such as Deutsche Bank Securities Inc., since such Trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that event, except in very limited circumstances, such Trustee would be required to resign as Trustee under the Senior Indenture and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. During the period of time until a successor is appointed, such Trustee will have both (a) duties to holders of Debt Securities under the Senior Indenture and (b) a conflicting interest under the Senior Indenture for purposes of the Trust Indenture Act. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of the relevant Senior Debt Securities.

In addition, each applicable Trustee can resign for any reason with 30 days’ notice, and we would be required to appoint a successor trustee. If within one year of such resignation, no successor Trustee has been appointed by the Company the holders of a majority in principal of the outstanding amount of Debt Securities of such series may appoint a successor Trustee. If no applicable successor Trustee with respect to the Debt Securities of any series is appointed by the Company or the holders of Debt Securities of such series, a holder of Debt Securities of such series who has been a bona fide holder for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series. If the applicable Trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The applicable Trustee will remain the trustee under the Applicable Indenture until a successor is appointed.

Outstanding Debt Securities

The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Applicable Indenture, as of any date:

•

the portion of the principal amount of an original issue discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of such date upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default;

•

if, as of such date, the principal amount payable at the maturity of a Debt Security is not determinable, the principal amount of such Debt Security that will be deemed to be outstanding will be the amount as specified or determined as contemplated by Section 301 of the Applicable Indenture;

•

the portion of the principal amount of a Debt Security denominated in one or more foreign currencies, composite currencies or currency units that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on such date as contemplated by Section 301 of the Applicable Indenture, of the principal amount of such Debt Security (or, in the case of an original issue discount Debt Security, the amount determined as provided in the two items immediately above); and

•	Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall not be deemed to be outstanding. (Section 101)

Governing Law

The Indentures are, and the Debt Securities will be, governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

Under the Indentures, each of the Company, the Trustees and the holders of the Debt Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Debt Securities or the transactions contemplated thereby.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value;

•	number of shares or fractional interests therein;

•	any dividend, liquidation, redemption, voting and other rights;

•	if applicable, the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or Debt Securities;

•	the securities exchanges, if any, on which such Preferred Stock is to be listed; and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock, the applicable provisions of the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws and the Delaware General Corporation Law for a complete statement of the terms and rights of that series of Preferred Stock. That Certificate of Designations will be filed with the SEC promptly after the offering of the series of Preferred Stock.

General

Under the Company’s Restated Certificate of Incorporation, the Company is authorized to issue up to 3,600,000,000 shares of capital stock of which 3,500,000,000 shares shall be Common Stock, par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Board will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock. All shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designations for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of the Company (or a duly authorized committee of the Board) out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board (or a duly authorized committee of the Board). Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to rules and policies established by the Federal Reserve Board. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, and Part I, “Item 1. Business—Supervision and Regulation” in our Form 10-K for the year ended December 31, 2023, both of which are incorporated herein by reference (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus).

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

A series of Preferred Stock may be convertible into shares of another series of Preferred Stock or Common Stock. The prospectus supplement for any series of Preferred Stock will state the terms, if any, of such conversion rights.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board or by any other method determined to be equitable by the Board.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Our right to redeem the Preferred Stock once issued is subject to the prior approval of the Federal Reserve Board or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the Federal Reserve Board or any successor appropriate federal banking agency will approve any redemption of the Preferred Stock that we may propose. Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Preferred Stock, we must either (i) demonstrate to the satisfaction of the Federal Reserve Board that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 1 capital under regulations of the Federal Reserve Board immediately following or concurrent with redemption.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under the Federal Reserve Board’s regulations implementing the Bank Holding Company Act, if any holder of any series of preferred stock is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise exercises a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The following description and any description of the Deposit Agreement, Depositary Receipt and Depositary Shares in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Depositary Agreement and form of Depositary Receipt, which we will file with the SEC (and incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part) in connection with the offering of Depositary Shares.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders, when, as and if declared by the Board.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designations) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designations. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such

Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated immediately and without notice if (i) all outstanding Depositary Shares have been redeemed; or (ii) if applicable, each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares; or (iv) with the consent of the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series; or (v) the Depositary materially breaches any of its obligations with regard to the treatment of personal information (as defined in the Depositary Agreement).

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the depositary shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the depositary shares or the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange under the symbol “BK.”

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including The Bank of New York Mellon, BNY Mellon, N.A. and Pershing LLC, to pay dividends or otherwise transfer funds to it,

•

is also subject to rules and policies established by the Federal Reserve Board. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, which is incorporated by reference, and Part I, “Item 1. Business—Supervision and Regulation” in our Form 10-K for the year ended December 31, 2023 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus), and

•

will be prohibited, subject to certain restrictions, in the event that we do not declare and pay in full preferred dividends for the then-current dividend period of our Series A preferred stock or the last preceding dividend period of our Series F preferred stock, Series G preferred stock, Series H preferred stock and Series I preferred stock.

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the independent Chair or Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the independent Chair or Lead Director) promptly after the certification of the stockholder vote.

The Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSR Committee”) will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. If, because of recusals, the CGNSR Committee is unable to meet and consider the issue with a quorum of its members participating in the discussion, the Board may assign the issue to another committee consisting solely of independent directors. In considering whether to accept or reject the tendered resignation, the CGNSR Committee (or other committee to which the matter is assigned) will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members.

The Board will act on the CGNSR Committee’s recommendation (or the recommendation of such other committee to which the matter is assigned) no later than 90 days following the certification of the election in question. In considering the recommendation of the CGNSR Committee, the Board will consider the factors considered by the CGNSR Committee (or such other committee) and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose such decision (and, if applicable, the reasons for rejecting the tendered resignation) in a Current Report on Form 8-K filed with the SEC. If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors of the Company (including holders of the Company’s Debt Securities) and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Computershare Trust Company, N.A., is the Transfer Agent and Registrar for the Common Stock of the Company. Computershare, Inc. is the Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s Amended and Restated By-Laws

We are also subject to Section 203 of the DGCL. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, the Board approves either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•	the business combination is approved by the Board and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Restated Certificate of Incorporation or Amended and Restated By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203)

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors. In general, written notice with regard to a stockholder nominee for the board of directors must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or such election is to take place, as the case may be, or (2) 30 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made.

The notice associated with a stockholder nominee for the board of directors must also provide certain information set forth in the Company’s Amended and Restated By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires. In addition, the Company’s Amended and Restated By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, written notice of a proposal by stockholders to be brought before an annual meeting must be received by the Secretary of the Company not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented, or (2) 10 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting. Matters to be considered and brought before any special meeting of stockholders (including in the case of a stockholder requested special meeting) are limited to such matters that may be brought properly before such meeting as set forth in the Company’s Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws set forth the information that must be provided in connection with any proposal by stockholders to be brought before a meeting of the stockholders. In general, the advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder, a representation that such stockholder will be a holder of record of the Company’s common stock who is entitled to vote at the meeting on the date of the meeting and that such stockholder will appear in person or by proxy at the meeting to present such proposal(s), the name and address of any beneficial owners of the Company’s common stock on whose behalf such business is to be presented, the reasons for conducting the business at the meeting and any material interest of the stockholder or any such beneficial owner in the business proposed at the meeting, information on any agreement, arrangement or understanding (including any hedging, derivative or other similar transactions, regardless of the form of settlement) that is in place or has been entered into by or for the benefit of such stockholder or any such beneficial owner with respect to the Company’s securities, debt instruments or credit ratings within the prior six months preceding the date of delivery of the stockholder’s notice, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings of the Company or to increase or decrease the voting power of such stockholder or any such beneficial owner, and if so, a summary of the material terms thereof, and a representation that the stockholder or any such beneficial owner intends, or is part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) that intends to (i) deliver a proxy statement to, and solicit proxies from, holders of at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to approve the proposal or (ii) otherwise solicit proxies from stockholders in support of such proposal in compliance with applicable legal requirements.

Our Amended and Restated By-Laws provide stockholders holding an aggregate “net long position” (as defined in the Amended and Restated By-Laws) representing at least 20% of the outstanding Common Stock of the Company the right to request that the Secretary of the Company call a special meeting of stockholders. The amendments also set forth the requirements and procedures of such a stockholder special meeting request, including with respect to (i) when multiple requests will be considered together, (ii) the information required when submitting a request, (iii) limitations on when requests may be made, (iv) the time for holding a special meeting following a request and (v) the appropriate scope of business at any meeting held pursuant to a request.

Our Amended and Restated By-Laws also provide that vacancies on the Board may only be filled by a majority of directors then remaining in office, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, Preferred Stock or Depositary Shares, as applicable, at a future date or dates. The price per share of Common Stock, Preferred Stock or per Depositary Share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as parts of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, Preferred Stock, Common Stock or Depositary Shares of the Company, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, Depositary Shares or Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, Preferred Stock, Depositary Shares or Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in a prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Preferred Stock, Depositary Shares or other securities registered under the registration statement of which this prospectus forms a part (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise specified in the prospectus supplement relating to an offering of a particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC, or its successor, acts as depositary (in the United States) or for which either Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, sociéte anonyme, or its successor, which we refer to as Clearstream, Luxembourg, acts as depositary (outside of the United States). If there are any changes from this summary, they will appear in a prospectus supplement.

DTC

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s partnership nominee) for the Book Entry Securities, representing the aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or Depositary Shares or the other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

You will be required to make your initial payment for the Debt Securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant paying agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time. If an issue of Book Entry Securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest, as applicable, in the foreign currency in which the Book Entry Securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the Book Entry Securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the Book Entry Security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Global Certificates are generally not transferable. A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a)

DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

(b)	we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c)	in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or Covenant Breach.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities. In the event definitive securities are issued, (i) holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the applicable security registrar. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer and (ii) any moneys we pay to our paying agents for the payment of principal and interest on a Debt Security that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee (or agent) and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Preferred Stock certificates representing such Debt Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee (or agent) as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

We have been advised by Clearstream, Luxembourg and Euroclear, respectively, as follows:

•	As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law.

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

•

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Book Entry Securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

•

Distributions with respect to the Book Entry Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•

As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

•

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Book Entry Securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Book Entry Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding Book Entry Securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Book Entry Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Book Entry Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Book Entry Securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Book Entry Securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the procedures described above and such procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system as well as Clearstream, Luxembourg and Euroclear and their respective book-entry systems has been obtained from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy thereof. The Company does not have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or participants therein of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Securities offered by the Company

The securities to be offered by the Company may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company, the Company may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or any of its affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, The Bank of New York Mellon, BNY Mellon, N.A., Pershing LLC and other subsidiaries of the Company in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates that have such a relationship routinely hedge, and certain other of those underwriters or their affiliates that have such a relationship may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debt securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Market-Making Transactions by Affiliates

The Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and the applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Our affiliates, including BNY Mellon Capital Markets, LLC, are not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Sullivan & Cromwell LLP, New York, New York, and for the underwriters, dealer or agent, as the case may be, by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has in the past represented the Company and its affiliates and continues to represent the Company and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.